Exhibit (a)(1)(E)

Form of reminder email

The Audience, Inc. Offer to Exchange Certain Outstanding Stock Options for New Stock Options, referred to as the “Offer to Exchange” or the “Offer,” is still currently open. Please note that the Offer to Exchange your eligible options will expire at 9:00 p.m., Pacific Time, on February 5, 2013, unless we extend the Offer.

According to our records, we have not yet received an Election Form for your eligible options. Participation in the Offer is voluntary; however, if you would like to participate in the Offer, a properly completed and signed (electronically or otherwise) Election Form must be received via the Offer website, by fax or email by 9:00 p.m., Pacific Time, on February 5, 2013, via the following:

Offer website: https://audience.equitybenefits.com

Fax: (650) 240-3548

Email: equitybenefits@audience.com

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. Only documents that are complete, signed (electronically or otherwise) and actually received through the Offer website, by fax or email by the deadline will be accepted. Submitting documents by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) is not permitted. If you have questions, please direct them to Luan Wilfong, our Vice President of Human Resources, at:

Audience, Inc.

440 Clyde Avenue

Mountain View, California 94043 Phone: (650) 254-2811

Email: equitybenefits@audience.com

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (i) the Offer to Exchange; (ii) the Election Form; (iii) the Instructions Forming Part of the Terms and Conditions of the Offer; and (iv) the Agreement to Terms of Election. Requests for additional copies of these documents may be directed to Luan Wilfong, by phone at (650) 254-2811 or by email at equitybenefits@audience.com. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Form of final reminder email

The Audience, Inc. Offer to Exchange Certain Outstanding Stock Options for New Stock Options, referred to as the “Offer to Exchange” or the “Offer,” is still currently open. Please note that the Offer to Exchange your eligible options will expire at 9:00 p.m., Pacific Time, on February 5, 2013, unless we extend the Offer.

According to our records, we have not yet received an Election Form for your eligible options. This email is to remind you that tomorrow, February 5, 2013, is the final deadline to participate in the exchange program.

Participation in the Offer is voluntary; however, if you would like to participate in the Offer, a properly completed and signed (electronically or otherwise) Election Form must be received via the Offer website, by fax or email by 9:00 p.m., Pacific Time, on February 5, 2013, via the following:

Offer website: https://audience.equitybenefits.com

Fax: (650) 240-3548

Email: equitybenefits@audience.com

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. Only documents that are complete, signed (electronically or otherwise) and actually received through the Offer website, by fax or email by the deadline will be accepted. Submitting documents by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) is not permitted. If you have questions, please direct them to Luan Wilfong, our Vice President of Human Resources, at:

Audience, Inc.

440 Clyde Avenue

Mountain View, California 94043

Phone: (650) 254-2811

Email: equitybenefits@audience.com

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (i) the Offer to Exchange; (ii) the Election Form; (iii) the Instructions Forming Part of the Terms and Conditions of the Offer; and (iv) the Agreement to Terms of Election. Requests for additional copies of these documents may be directed to Luan Wilfong, by phone at (650) 254-2811 or by email at equitybenefits@audience.com. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.